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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): December 31, 1998

                                  T-NETIX, INC.
               (Exact name of registrant as specified in charter)


          COLORADO                      0-25016                 84-1037352
   ----------------------             -----------              -------------
(State or Other Jurisdiction          (Commission              (IRS Employer
     of Incorporation)                File Number)           Identification No.)

67 INVERNESS DRIVE EAST, SUITE 100 ENGLEWOOD, CO                  80112
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   (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code: (303) 790-9111








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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         In a press release dated January 5, 1999, T-NETIX, Inc. announced that it had exercised its option to acquire 100 percent of the common stock of Cell-Tel Monitoring, Inc., a Florida corporation. The purchase price was approximately $4.0 million, consisting of the conversion of $2.3 million of Cell-Tel preferred stock and an additional $1.7 million in cash. The acquisition will be accounted for using the purchase method of accounting. Cell-Tel engages in the sales and marketing and research and development of a prisoner/parolee electronic monitoring device utilizing the Internet and using T-NETIX's SpeakEZ Voice Print(sm) technology. A copy of the press release is attached as Exhibit A hereto.

         The Registrant funded the purchase price with the borrowings under the Registrant's line of credit with its current commercial bank.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial statements of businesses acquired.

         It is not practical for the Registrant to provide at this time the financial statements for Cell-Tel Monitoring, Inc. required by this item. Such financial statements are expected to be filed in a Form 8-K no later than March 16, 1999.

         (b) Pro forma financial information

         It is not practical for the Registrant to provide at this time the pro-forma financial information for Cell-Tel Monitoring, Inc. which may be required by this item. Such financial statements are expected to be filed, if necessary in a Form 8-K no later than March 16, 1999.

         (c) Exhibits

         Exhibit A   Registrants press release, dated January 5, 1999


                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       T-NETIX, Inc.

Dated: January 12, 1999                BY: /s/ Alvyn A. Schopp
                                          --------------------------------------
                                          Alvyn A. Schopp, Executive Officer





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                                 EXHIBIT INDEX

Exhibit
Number                   Description
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
 99.1                    Press Release Dated 1/5/99